Exhibit 99

Sypris Reports Fourth Quarter and Full Year Results

Gross Margins Expand; New Contracts Awarded For 2020

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 19, 2020--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its fourth quarter and full-year ended December 31, 2019. Having completed a series of strategic initiatives over the past several years, Sypris Solutions is now better positioned to achieve long-term growth and a return to profitable operations. These steps have included reducing and realigning our cost structure while diversifying our book of business in terms of both customers and markets.

Results for 2019 fundamentally reflected these expectations, especially with respect to Sypris Technologies, with year-over-year gains in revenue and gross margin. However, our performance was impacted by lower than expected shipments for Sypris Electronics in 2019 that related primarily to ongoing shortages of electronic components and resulting labor inefficiencies during the year.

HIGHLIGHTS

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  The Company’s fourth quarter 2019 consolidated gross margin increased 660 basis points compared to the prior year period and 200 basis points sequentially to 12.5%, while gross profit increased 92.7% compared to the prior year period and 16.4% sequentially.
  For the full-year, consolidated gross margin increased 260 basis points from 2018 to 11.2%, while gross profit increased 30.5% from 2018.
  Gross margin for Sypris Technologies for the fourth quarter of 2019 increased 110 basis points to 15.4% compared to the prior year quarter despite lower revenue as a result of softening commercial vehicle demand and year-end inventory rebalancing by certain customers.
  During the fourth quarter of 2019, Sypris Technologies announced the award of two long-term contracts: one to produce components for a new, dual-clutch sportscar transmission and another for the transmission of a leading all-terrain vehicle. Both contracts are expected to contribute meaningfully to the diversification and financial results of the business beginning in the first half of 2020.
  Gross margin for Sypris Electronics increased materially to 8.2% for the fourth quarter of 2019, up from a gross margin loss of 8.5% for the fourth quarter of 2018 and up from a gross margin loss of 2.8% sequentially.
  During the fourth quarter of 2019, Sypris Electronics announced that it received a contract award from Collins Aerospace to manufacture and test electronic assemblies for the power management, environmental control and life support systems of the Deep-Space Orion spacecraft program.
  Subsequent to year-end, Sypris Electronics announced that it received a contract award from BAE Systems to manufacture and test electronic power supply modules for a large, mission-critical military program, with production to begin in 2020.

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“Gross margin for Sypris Technologies increased 110 basis points for the fourth quarter and expanded by 330 basis points for the year, despite the reduced demand in the commercial vehicle market at the end of 2019,” commented Jeffrey T. Gill, President and Chief Executive Officer. “Shipments of energy related products remained strong in the quarter, reflecting demand from domestic as well as from international customers. The reduction of new program launch costs going forward is expected to have a meaningful impact on the financial results of the business beginning in early 2020.

“Revenue for Sypris Electronics increased 30.4% sequentially during the fourth quarter, reflecting the resolution of some of the challenges we have faced during the year with shortages of certain electronic components. As shipments rebound to normal run rates, we will continue to focus on improving operational performance, while recent new contract wins are expected to provide important support for the growth of the business during the coming year.”

Concluding, Mr. Gill said, “The ramp up of the recently announced new program awards is expected to help mitigate the softening within the commercial vehicle market. Our customer base and the markets we serve are considerably more diversified than at any point in our recent history. With that said, the global macroeconomic environment is experiencing uncertainty and volatility as a result of the COVID-19 outbreak, and we are closely monitoring the developments and will act promptly to mitigate the risks to our business as we look forward to 2020.”

Fourth Quarter and Full-Year Results

The Company reported revenue of $21.6 million for the fourth quarter of 2019, compared to $24.0 million for the prior-year period. Additionally, the Company reported a net loss of $0.9 million for the fourth quarter, or $0.04 per share, compared to a net loss of $0.2 million, or $0.01 per share, for the prior-year period. The results for the quarter ended December 31, 2018, included a benefit in selling, general and administrative expense of $1.9 million for the favorable resolution of a legal fee dispute.

For the full-year 2019, the Company reported revenue of $87.9 million compared with $88.0 million for the prior year. The Company reported a net loss of $3.9 million for 2019, or $0.19 per share, compared with a net loss of $3.5 million, or $0.17 per share, for 2018. Results for 2019 include a gain of $1.5 million in connection with a contract settlement with one of our customers and a gain of $0.7 million on the sale of excess equipment, partially offset by costs of $0.5 million related to preparing the Broadway facility for sale. In addition to the $1.9 million legal fee benefit recorded in the fourth quarter of 2018, results for 2018 included an insurance recovery gain of $2.3 million, which was partially offset by a loss of $0.2 million on the sale of excess equipment and costs of $1.4 million related to preparing the Broadway facility for sale or other use.

Sypris Technologies

Revenue for Sypris Technologies was $13.0 million in the fourth quarter of 2019, compared to $15.1 million for the prior-year period, reflecting the inventory rebalancing at year-end by certain customers and the softness in the commercial vehicle market, partially offset by an increase in energy related product sales. Gross profit for the fourth quarter was $2.0 million, or 15.4% of revenue, compared to $2.2 million, or 14.3% of revenue, for the same period in 2018.

Sypris Electronics

Revenue for Sypris Electronics was $8.6 million in the fourth quarter of 2019, compared to $8.8 million for the prior-year period. Revenue for the quarter was affected by a delay in production resulting from final pricing negotiations on a follow-on program and the supply chain issues discussed above. Gross profit for the quarter was $0.7 million, or 8.2% of revenue, compared to a loss of $0.8 million, or 8.5% or revenue, for the same period in 2018. Gross profit for the quarter ended December 31, 2018, included a $0.4 million physical inventory adjustment and additional excess and obsolete inventory reserves of $0.5 million.

Outlook

Commenting on the future, Mr. Gill added, “The ramp up of the recently announced new programs is expected to mitigate the expected softness coming from the Class 8 commercial vehicle market. The President of the United States’ proposed Fiscal Year 2021 budget request would provide $740 billion of funding for national security, $705 billion of which is for the Department of Defense. Maintaining defense spending at this level is expected to support program growth and market expansion for aerospace and defense participants during the coming years. The energy market has benefited from oil and natural gas infrastructure development providing opportunities to grow revenue from our product offerings.

“Our performance in early 2020 has improved sequentially from the fourth quarter of 2019 and is consistent with the outlook discussed on our previous earnings call in November. At this point our business has not been materially impacted by COVID-19, but the environment appears to be changing rapidly with regard to customers, suppliers and public policy, and we are paying close attention to developments on a daily basis. First and foremost, we are focused on the health and safety of our employees, their families and our customers. We are closely monitoring local, state and federal government agencies and will follow all recommendations. The extent and duration of the impacts that COVID-19 may have on our business are not known at this time, but we are monitoring developments in order to be in a position to take appropriate action.”

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company performs a wide range of manufacturing services, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, our liquidity, our ability to mitigate or manage disruptions posed by COVID-19, and the impact of COVID-19 and economic conditions on our future operations, among other matters. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the impact of COVID-19 and economic conditions on our future operations; possible public policy response to the pandemic, including legislation or restrictions that may impact our operations or supply chain; our failure to return to profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or other assets to fund operating losses; our failure to achieve targeted gains and cash proceeds from the anticipated sale of certain equipment; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; dependence on, retention or recruitment of key employees and distribution of our human capital; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; our inability to develop new or improved products or new markets for our products; cost, quality and availability of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; our reliance on a few key customers, third party vendors and sub-suppliers; continued shortages and extensive lead-times for electronic components; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; other potential weaknesses in internal controls over financial reporting and enterprise risk management; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability or environmental claims; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, public health crises, losses or business risks; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; our ability to maintain compliance with the NASDAQ listing standards; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2019	2018
	(Unaudited)
Revenue	$21,624	$23,955
Net loss	$(859)	$(188)
Loss per common share:
Basic	$(0.04)	$(0.01)
Diluted	$(0.04)	$(0.01)
Weighted average shares outstanding:
Basic	20,974	20,555
Diluted	20,974	20,555

	Year Ended
	December 31,
	2019	2018
	(Unaudited)
Revenue	$87,891	$87,969
Net loss	$(3,949)	$(3,505)
Loss per common share:
Basic	$(0.19)	$(0.17)
Diluted	(0.19)	(0.17)
Weighted average shares outstanding:
Basic	20,865	20,512
Diluted	20,865	20,512

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$13,010	$15,130	$61,683	$59,816
Sypris Electronics	8,614	8,825	26,208	28,153
Total net revenue	21,624	23,955	87,891	87,969
Cost of sales:
Sypris Technologies	11,006	12,973	51,898	52,293
Sypris Electronics	7,910	9,577	26,110	28,104
Total cost of sales	18,916	22,550	78,008	80,397
Gross profit (loss):
Sypris Technologies	2,004	2,157	9,785	7,523
Sypris Electronics	704	(752)	98	49
Total gross profit	2,708	1,405	9,883	7,572
Selling, general and administrative	3,474	1,213	13,680	10,474
Severance, relocation and other costs	118	306	509	1,394
Operating loss	(884)	(114)	(4,306)	(4,296)
Interest expense, net	227	185	903	850
Other (income) expense, net	(100)	215	(1,256)	(1,436)
Loss before taxes	(1,011)	(514)	(3,953)	(3,710)
Income tax expense, net	(152)	(326)	(4)	(205)
Net Loss	$(859)	$(188)	$(3,949)	$(3,505)
Loss per common share:
Basic	$(0.04)	$(0.01)	$(0.19)	$(0.17)
Diluted	$(0.04)	$(0.01)	$(0.19)	$(0.17)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	20,974	20,555	20,865	20,512
Diluted	20,974	20,555	20,865	20,512

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	December 31,	December 31,
	2019	2018
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$5,095	$10,704
Accounts receivable, net	7,444	9,881
Inventory, net	20,784	18,584
Other current assets	4,282	4,755
Assets held for sale	2,233	1,474
Total current assets	39,838	45,398
Property, plant and equipment, net	11,675	14,655
Operating lease right-of-use assets	7,014	-
Other assets	1,529	1,515
Total assets	$60,056	$61,568
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,346	$13,427
Accrued liabilities	12,495	14,965
Operating lease liabilities, current portion	841	-
Finance lease obligations, current portion	684	593
Total current liabilities	23,366	28,985

Note payable - related party	6,463	6,449
Operating lease liabilities, net of current portion	6,906	-
Finance lease obligations, net of current portion	2,351	2,804
Other liabilities	7,539	8,496
Total liabilities	46,625	46,734
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,324,618 shares issued and 21,298,426 outstanding in 2019 and 21,414,374 shares issued and 21,398,182 outstanding in 2018	213	214
Additional paid-in capital	154,702	154,388
Accumulated deficit	(117,433)	(114,926)
Accumulated other comprehensive loss	(24,051)	(24,842)
Treasury stock, 26,192 and 16,192 in 2019 and 2018, respectively	-	-
Total stockholders’ equity	13,431	14,834
Total liabilities and stockholders’ equity	$60,056	$61,568

Note: The balance sheet at December 31, 2018, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Year Ended
	December 31,
	2019	2018
	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,949)	$(3,505)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	2,671	2,648
Deferred income taxes	(260)	(509)
Non-cash compensation expense	469	637
Deferred loan costs recognized	11	14
Net (gain) loss on the sale of assets	(654)	249
Insurance recovery gain	-	(2,275)
Settlement gain	-	(1,890)
Provision for excess and obsolete inventory	616	520
Non-cash lease expense	650	-
Other noncash items	(69)	278
Contributions to pension plans	(382)	(77)
Changes in operating assets and liabilities:
Accounts receivable	2,425	(612)
Inventory	(2,823)	(2,857)
Prepaid expenses and other assets	560	(1,163)
Accounts payable	(4,066)	2,948
Accrued and other liabilities	(1,019)	7,486
Net cash (used in) provided by operating activities	(5,820)	1,892
Cash flows from investing activities:
Capital expenditures	(859)	(2,051)
Proceeds from sale of assets	1,858	1,380
Insurance proceeds for recovery of property damage, net	-	2,275
Net cash provided by investing activities	999	1,604
Cash flows from financing activities:
Finance lease payments	(632)	(829)
Indirect repurchase of shares for minimum statutory tax withholdings	(156)	(107)
Net cash used in financing activities	(788)	(936)
Net (decrease) increase in cash and cash equivalents	(5,609)	2,560
Cash and cash equivalents at beginning of period	10,704	8,144
Cash and cash equivalents at end of period	$5,095	$10,704

Contacts

Anthony C. Allen
Chief Financial Officer
(502) 329-2000